Exhibit 4.5

Form of USA Real Estate Property Bond Investor Agreement

NOTICE TO INVESTORS

Investing in the securities (the “Securities”) of USA Opportunity Income One, Inc. (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment and such investment could be illiquid for an indefinite period of time. There is no current public market for the Securities and the Securities are not listed on any exchange or automated quotation system.

The Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1, file No. [______] (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on [___], 2025, as amended on [____], 2025, which was declared effective by the SEC on [____], 2025.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Registration Statement. Any representation to the contrary is a criminal offense.

Prospective investors may not treat the contents of the investor agreement, the Registration Statement or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its affiliates, officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Securities or to allot to any prospective investor less than the amount of Securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

USA Real Estate Property Bond Investor Agreement

The following terms constitute a binding agreement (“Agreement”) between you, as an Investor (“Investor,” “you”) and USA Opportunity Income One, Inc., a Puerto Rican corporation, and any subsidiary of USA Opportunity Income One, Inc., (collectively “Company,” “USA Real Estate,” “we,” or “us”). This Agreement will govern all purchases of USA Real Estate Bonds (the “USA Real Estate Bonds”) consisting of (i) “7% USA Real Estate Bonds,” (ii) “8% USA Real Estate Bonds,” (iii) “10% USA Real Estate Bonds,” and (iv) “12% USA Real Estate Bonds.” Prior to completing your purchase of USA Real Estate Bonds, by executing this Agreement, you acknowledge you have reviewed the Offering Materials. By signing below, you agree that you have read the Offering Materials and agree to the following terms, as well as agree to transact business with us and receive communications relating to the USA Real Estate Bonds electronically, and agree to have any dispute with us resolved by binding arbitration. All terms not otherwise defined herein shall have the same meaning as in the USA Real Estate Bond.

In consideration of the covenants, agreements, representations, and warranties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1. Purchase of USA Real Estate Bonds. Subject to the terms and conditions of this Agreement, we will provide you with the opportunity to purchase USA Real Estate Bonds with a minimum purchase price of $1,000 each and a minimum investment amount of $10,000 pursuant to this Agreement in accordance with the procedures for subscribing set forth on Exhibit A hereto. At the time you commit to purchase a USA Real Estate Bond, you must have sufficient funds to complete the purchase, and you will not have access to those funds after you make payment. Your commitment to purchase USA Real Estate Bonds pursuant to the terms and conditions of this Agreement will be made by you through an acceptance of this Agreement by USA Real Estate. Such acceptance is binding upon you.

2. Issuance. Each time you purchase a USA Real Estate Bond, it will be issued immediately. Upon our receipt of your payment of the purchase price, your USA Real Estate Bond will begin bearing interest on the average daily balance at the interest rate stated on the USA Real Estate Bond.

3. Terms of the USA Real Estate Bonds. Each USA Real Estate Bond shall have the terms and conditions described in the USA Real Estate Bond issued by USA Real Estate, a copy of the 7% USA Real Estate Bond attached to this Agreement as Exhibit B and incorporated herein by such reference, a copy of the 8% USA Real Estate Bond is attached to this Agreement as Exhibit C and incorporated herein by such reference, a copy of the 10% USA Real Estate Bond is attached to this Agreement as Exhibit D and incorporated herein by such reference, and a copy of the 12% USA Real Estate Bond is attached to this Agreement as Exhibit E and incorporated herein by such reference.

The USA Real Estate Bonds shall be issued by USA Real Estate. USA Real Estate Bonds are unsecured, general obligations of USA Real Estate. You understand that you are NOT investing in, nor taking on direct financial risk of, any particular USA Real Estate borrower(s). The payments made by USA Real Estate on your USA Real Estate Bonds will be made to you regardless of whether any particular USA Real Estate borrower(s) makes timely or consistent loan payments.

USA Real Estate Bonds may be purchased by both accredited investors (as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and non-accredited investors.

NO ENTITY OR PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS AGREEMENT OR THE OFFERING MATERIALS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USA REAL ESTATE.

4. Your Covenants and Acknowledgements.

You understand and acknowledge the following:

(a) The USA Real Estate Bonds have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1, file No. [______] (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on [___], 2025, as amended on [____], 2025, which was declared effective by the SEC on [____], 2025. You have received and have had the opportunity to review the Offering Materials provided to you. Neither the SEC nor any state securities commission has passed upon the merits of or given its approval of any securities offered or the terms of the offering nor passed upon the accuracy or completeness of any Offering Materials or other selling literature. Any representation to the contrary is a criminal offense.

(b) INVESTMENT IN THE USA REAL ESTATE BONDS IS HIGHLY RISKY AND YOU MAY LOSE ALL YOUR INVESTMENT. THESE ARE SPECULATIVE SECURITIES. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. BEFORE PURCHASING A USA REAL ESTATE BOND, YOU SHOULD REVIEW THE RISK DISCLOSURES AND OTHER TERMS OF THE SECURITIES OFFERING AVAILABLE IN THE USA REAL ESTATE FORM S-1 REGISTRATION STATEMENT ON THE SEC’S EDGAR FILINGS DATABASE AT HTTP://WWW.SEC.GOV.

(c) THE USA REAL ESTATE BONDS DO NOT REPRESENT AN OWNERSHIP INTEREST IN ANY SPECIFIC USA REAL ESTATE LOANS, THEIR PROCEEDS, OR THEIR ASSETS. YOU UNDERSTAND THAT THE USA REAL ESTATE BONDS ARE UNSECURED GENERAL OBLIGATIONS OF USA REAL ESTATE ONLY AND NOT ANY USA REAL ESTATE BORROWER.

(d) YOU HAVE NO RIGHT, AND SHALL NOT, MAKE ANY ATTEMPT, DIRECTLY OR THROUGH ANY THIRD-PARTY, TO COLLECT FROM BORROWERS. ALL AGREEMENTS AND OBLIGATIONS RELATING TO YOUR USA REAL ESTATE BONDS ARE BETWEEN YOU AND USA REAL ESTATE AND NOT WITH USA REAL ESTATE’S THIRD-PARTY BORROWERS.

(e) YOU UNDERSTAND THAT AS USA REAL ESTATE HAS A LIMITED OPERATING HISTORY, AND IS IN THE EARLY STAGES OF DEVELOPMENT, WE FACE INCREASED RISKS, UNCERTAINTIES, EXPENSES, AND DIFFICULTIES, WHICH COULD IMPACT YOUR INVESTMENT.

(f) PLEASE SEE THE REGISTRATION STATEMENT AND OUR OTHER FILINGS WITH THE SEC WHICH ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV FOR CERTAIN RISK DISCLOSURES REGARDING YOUR INVESTMENT IN THE USA REAL ESTATE BONDS.

(g) THE USA REAL ESTATE BONDS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE IN THE U.S., NOR DO WE HAVE PLANS TO ESTABLISH ANY KIND OF TRADING PLATFORM IN THE U.S. TO ASSIST INVESTORS WHO WISH TO SELL THEIR USA REAL ESTATE BONDS. WE INTEND TO APPLY TO LIST OUR USA REAL ESTATE BONDS ON THE LATIN AMERICAN STOCK EXCHANGE (“LATINEX”) UNDER A SERIES OF TO-BE-ISSUED INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (“ISINS”). THERE IS NO PUBLIC MARKET FOR THE USA REAL ESTATE BONDS, AND NONE IS EXPECTED TO DEVELOP.

(h) THE USA REAL ESTATE BONDS WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF PUERTO RICO.

(i) USA REAL ESTATE BONDS ARE TRANSFERRABLE FREE OF CHARGE.

(j) WE WILL ISSUE THE USA REAL ESTATE BONDS ONLY IN ELECTRONIC FORM. INVESTORS WILL BE REQUIRED TO HOLD THEIR USA REAL ESTATE THROUGH OUR ELECTRONIC BOND REGISTER.

(k) USA REAL ESTATE HAS INCURRED NET LOSSES IN THE PAST AND EXPECTS TO INCUR NET LOSSES IN THE FUTURE.

(l) IF THE SECURITY OF OUR INVESTORS’ CONFIDENTIAL INFORMATION STORAGE SYSTEMS IS BREACHED OR OTHERWISE SUBJECTED TO UNAUTHORIZED ACCESS, YOUR SECURE INFORMATION MAY BE STOLEN.

(m) THE USA REAL ESTATE WILL NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS, INCLUDING INDEBTEDNESS SECURED BY OUR ASSETS.

You and USA Real Estate agree that the USA Real Estate Bonds are intended to be indebtedness of USA Real Estate for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the USA Real Estate Bonds for tax, accounting, or other purposes, unless required by law. You further acknowledge that the USA Real Estate Bonds will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any USA Real Estate Bonds you purchase.

5. Your Acknowledgments, Representations, Warranties, and Covenants.

(a) You agree to provide any additional documentation reasonably requested by us, as may be required by the securities administrators or regulators of the federal government or of any state, to confirm that you meet such minimum financial suitability standards and have satisfied any maximum investment limits. You understand that the USA Real Estate Bonds will not be listed on any securities exchange, that there will be no trading platform for the USA Real Estate Bonds, and that USA Real Estate Bond purchasers should be prepared to hold the USA Real Estate Bonds they purchase until the Maturity Date of the USA Real Estate Bonds.

(b) You further represent and warrant to USA Real Estate, as of the date of this Agreement and as of any date that you commit to purchase USA Real Estate that: (i) you have the power to enter into and perform your obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by you and (iii) in connection with this Agreement, you have complied in all material respects with application federal, state and local laws.

(c) You should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. You represent that the amounts invested by you in the USA Real Estate Bonds were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

6. USA Real Estate Bonds Representations and Warranties. USA Real Estate represents and warrants to you, as of the date of this Agreement and as of any date that you commit to purchase USA Real Estate Bonds, that: (a) it is duly organized and validly existing as a corporation in good standing under the laws of Puerto Rico and has the requisite corporate power to enter into and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed, and delivered; (c) the USA Real Estate Bonds have been duly authorized and, following payment of the purchase price by you and electronic execution, authentication, and delivery to you, will constitute valid and binding obligations of USA Real Estate Bonds enforceable in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, or other laws; and (d) USA Real Estate Bonds has complied in all material respects with applicable federal, state, and local laws in connection with the offer and sale of the USA Real Estate Bonds.

7. No Advisory Relationship. YOU ACKNOWLEDGE AND AGREE THAT THE PURCHASE AND SALE OF THE USA REAL ESTATE BONDS PURSUANT TO THIS AGREEMENT IS AN ARMS-LENGTH TRANSACTION BETWEEN YOU AND USA REAL ESTATE. USA REAL ESTATE IS NOT AN INVESTMENT ADVISER OR BROKER/DEALER. IN CONNECTION WITH THE PURCHASE AND SALE OF THE USA REAL ESTATE BONDS, USA REAL ESTATE IS NOT ACTING AS YOUR AGENT OR FIDUCIARY. USA REAL ESTATE ASSUMES NO ADVISORY OR FIDUCIARY RESPONSIBILITY IN YOUR FAVOR IN CONNECTION WITH THE PURCHASE AND SALE OF THE USA REAL ESTATE BONDS. USA REAL ESTATE HAS NOT PROVIDED YOU WITH ANY LEGAL, ACCOUNTING, REGULATORY, INVESTMENT OR TAX ADVICE WITH RESPECT TO THE USA REAL ESTATE BONDS. YOU HAVE CONSULTED YOUR OWN LEGAL, ACCOUNTING, REGULATORY, INVESTMENT AND/OR TAX ADVISORS TO THE EXTENT YOU HAVE DEEMED APPROPRIATE.

8. Limitations on Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE, OR LOCAL TAX LIABILITY OF THE OTHER.

9. Further Assurances. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

10. Consent to Electronic Transactions and Disclosures. Because USA Real Estate operates on the Internet, it is necessary for you to consent to transact business with us, in part, online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via our Company website at www.usarealestatebonds.com (the “Website”) or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to you or our rights, obligations, or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

Electronic Communications. Any Disclosures will be provided to you electronically through the Website or via electronic mail to the verified email address you provided. If you require paper copies of such Disclosures, you may write to us at the mailing address provided below and a paper copy will be sent to you.

Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions, and hardware capable of running this software.

How to Contact Us regarding Electronic Disclosures. You can contact us via email at investor@usarebonds.com or in writing to USA Opportunity Income One, Inc., 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901.

You will keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to investor@usarebonds.com or calling (800) 305-5310.

You will print a copy of this Agreement for your records. You agree and acknowledge that you can access, receive, and retain all Disclosures electronically sent via email or posted on the Website.

11. Notices. All notices, requests, demands, required disclosures, and other communications to you from USA Real Estate will be transmitted to you only by email to the email address you have provided to us or will be posted on the Website, and shall be deemed to have been duly given and effective upon transmission or posting. If your registered email address changes, you must notify USA Real Estate promptly. You also agree to promptly update your registered residence/mailing address with the Company if you change your residence. You shall send all notices or other communications required to be given hereunder to USA Real Estate via email at investor@usarebonds.com or in writing to USA Opportunity Income One, Inc., 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901. You may call USA Real Estate at (800) 305-5310, but calling may not satisfy your obligation to provide notice hereunder or otherwise preserve your rights.

12. Miscellaneous. We reserve the right to make changes to this Agreement from time to time, and we will send or post electronic notice of such changes with ten days of the change(s). You understand and agree that these terms are subject to change.

The terms of this Agreement shall survive until the USA Real Estate Bonds purchased by you are repaid by USA Real Estate on the Maturity Date. The parties stipulate that there are no third-party beneficiaries to this Agreement. You may not assign, transfer, sublicense, or otherwise delegate your rights or responsibilities under this Agreement to any person without prior written consent from USA Real Estate. Any such assignment, transfer, sublicense, or delegation in violation of this section shall be null and void. This Agreement shall be governed by the laws of Puerto Rico without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by USA Real Estate to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time subsequent to the date hereof, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

13. Notice of Dispute Resolution by Binding Arbitration and Class Action/Class Arbitration Waiver.

(a) IMPORTANT: PLEASE READ CAREFULLY. THE FOLLOWING PROVISION (“ARBITRATION PROVISION”) CONSTITUTES A BINDING AGREEMENT THAT LIMITS CERTAIN RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION OR AS A MEMBER OF A CLASS. THAT MEANS THAT, IN THE EVENT THAT YOU HAVE A COMPLAINT AGAINST USA REAL ESTATE THAT THE USA REAL ESTATE IS UNABLE TO RESOLVE TO YOUR SATISFACTION, YOU AND USA REAL ESTATE AGREE TO RESOLVE YOUR DISPUTE THROUGH BINDING ARBITRATION OR SMALL CLAIMS COURT, INSTEAD OF THROUGH COURTS OF GENERAL JURISDICTION OR THROUGH A CLASS ACTION. BY ENTERING INTO THIS AGREEMENT, YOU AND USA REAL ESTATE ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION, EXCEPT IN CASES THAT INVOLVE PERSONAL INJURY. THE ARBITRATION PROVISION AND THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION IS NOT INTENDED TO BE DEEMED A WAIVER BY YOU OF OUR COMPLIANCE WITH THE EXCHANGE ACT AND SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION, CLASS ACTION WAIVER AND JURY WAIVER PROVISIONS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

(b) “Claim” shall mean any dispute or controversy arising out of or relating to this Agreement, your use of the Website, and/or the transactions, activities, or relationships that involve, lead to, or result from any of the foregoing, (except for cases pending in Small Claims Court as provided in Section 13(h) below, or claims for personal injury). Claims include, but not limited to breach of contract, fraud, misrepresentation, express or implied warranty, and equitable, injunctive, or declaratory relief, as well as claims relating to loan servicing, credit/collections, and securities matters, regardless of the originating source (common law, statute, constitution, regulation, etc.). Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise and include those brought by or against your assigns, heirs, or beneficiaries.

(c) Either party to this Agreement has the right to require binding arbitration as the sole and exclusive forum and remedy for resolution of a claim between you and USA Real Estate. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”). The procedure shall be governed by the AAA Commercial Rules, and the parties stipulate that the laws of Puerto Rico applies, without regard to conflict-of-law principles. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to controlling law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. Arbitration shall take place in San Juan, Puerto Rico, within the U.S. District Court for the District of Puerto Rico, or in such location as agreed upon by the parties.

(d) Absent agreement among the parties, the presiding arbitrator shall determine how to allocate the fees and costs of arbitration among the parties according to the administrator’s rules or in accordance with controlling law if contrary to those rules. Each party shall bear the expense of that party’s attorneys, experts, and witnesses, regardless of which party prevails in the arbitration, unless controlling law provides a right for the prevailing party to recover fees and costs from the other party. Notwithstanding the foregoing, if the arbitrator determines that your claim is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), we shall not be required to pay any fees or costs of the arbitration proceeding, and any previously paid fees or costs shall be reimbursed by you.

(e) If the amount in controversy exceeds $50,000, any party may appeal the arbitrator’s award to a three-arbitrator panel within thirty (30) days of the final award. Additionally, in the event of such an appeal, any opposing party may cross-appeal within thirty (30) days after notice of the appeal. The three-arbitrator panel may consider all of the evidence and issue a new award, and the panel does not have to adopt or give any weight to the first arbitrator’s findings of fact or conclusion. This is called “de novo” review. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(f) The parties agree that this Arbitration Provision is made pursuant to a transaction between you and USA Real Estate that involves and affects interstate commerce and therefore shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by the law of Puerto Rico, subject to the limitations set forth in this Agreement. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The parties also agree that the proceedings shall be confidential to protect intellectual property rights.

(g) IF YOU DO NOT AGREE TO THE TERMS OF THIS ARBITRATION AGREEMENT, YOU MAY OPT OUT OF THIS ARBITRATION PROVISION BY SENDING AN ARBITRATION OPT-OUT NOTICE TO USA REAL ESTATE OPPORTUNITIES INCOME, INC., 404 AVE CONSTITUCION # 208, SAN JUAN, PUERTO RICO 00901, THAT IS RECEIVED AT THIS ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THIS FORM. YOUR OPT-OUT NOTICE MUST CLEARLY STATE THAT YOU ARE REJECTING ARBITRATION; IDENTIFY THE AGREEMENT TO WHICH IT APPLIES BY DATE; PROVIDE YOUR NAME, ADDRESS, AND SOCIAL SECURITY NUMBER; AND BE SIGNED BY YOU. YOUR MAY CONVEY THE OPT-OUT NOTICE BY U.S. MAIL OR ANY PRIVATE MAIL CARRIER (E.G. FEDERAL EXPRESS, UNITED PARCEL SERVICE, DHL EXPRESS, ETC.), SO LONG AS IT IS RECEIVED AT THE ABOVE MAILING ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF THE NOTICE IS SENT BY A THIRD PARTY, SUCH THIRD PARTY MUST INCLUDE EVIDENCE OF HIS OR HER LEGAL AUTHORITY TO SUBMIT THE OPT-OUT NOTICE ON YOUR BEHALF. IF YOUR OPT-OUT NOTICE IS NOT RECEIVED WITHIN THIRTY (30) DAYS, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL TERMS OF THIS ARBITRATION AGREEMENT.

(h) USA Real Estate agrees not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration.

(i) This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any USA Real Estate Bond which you own, or any amounts owed on such USA Real Estate Bond, to any other person or entity. If any portion of this Arbitration Provision other than the prohibitions on class arbitration in Sections 13(a) and 13(h) is deemed invalid or unenforceable under any law or statute consistent with the FAA, it shall not invalidate the other provisions of this Arbitration Provision or this Agreement; if the prohibition on class arbitration is deemed invalid, however, then this entire Arbitration Provision shall be null and void.

(j) THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENTS RELATED THERETO.

14. Entire Agreement. Except as otherwise expressly provided herein, this Agreement represents the entire agreement between you and USA Real Estate regarding the subject matter hereof and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us. IF THERE IS A DISCREPANCY BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE USA REAL ESTATE PROPERTY BOND, THE TERMS OF THE USA REAL ESTATE PROPERTY BOND SHALL PREVAIL.

15. Headings. All section headings herein are inserted for convenience only and do not modify or affect the meaning, construction, or interpretation of any of the provisions of this Agreement.

16. Underwriter Fees. The Company has engaged Sardona Capital S.A. (“SARDONA”), a broker-dealer registered in the country of Panama with the Superintendency of Securities Market (Superintendencia del Mercado de Valores) to act as a non-exclusive placement agent for the Offering on a “reasonable best efforts” basis to non-U.S. persons and has agreed to pay up to 5% of the aggregate gross proceeds raised in the Offering as consideration for their placement agent services. We may engage OTHER broker dealers who are members of FINRA as selling group members to assist in the sale of the USA Real Estate Bonds IN THE U.S. In that case, we would pay A selling commissions of up to 5.00% of gross offering proceeds TO SUCH BROKER DEALERS.

EXHIBIT A

PROCEDURES FOR SUBSCRIBING

After the effectiveness by the SEC of the Registration Statement, if you decide to subscribe for any USA Real Estate Bonds in this Offering, you may either:

(i) request a copy of the Registration Statement together with all exhibits thereto, including the Subscription Agreement, from the Company by emailing the Company at info@usarebonds.com or calling the Company at 800-305-5310; or

(ii) be provided with a copy of the Registration Statement together with all exhibits thereto, including the Subscription Agreement, by Sardona Capital or any other engaged selling broker-dealer.

Once you make the above request to the Company, the Company will then email you a copy of the Registration Statement together with all exhibits thereto, for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to either email the Company at info@usarebonds.com or call the Company at 800-305-5310 to request a copy of the Subscription Agreement for signature. If you received the Registration Statement from Sardona Capital or any other engaged selling broker-dealer, and you are interested in proceeding with an investment in this Offering, you’ll advise Sardona Capital or any other engaged selling broker-dealer of same and Sardona Capital or any other engaged selling broker-dealer will provide you with a copy of the Subscription Agreement.

Thereafter if you wish to proceed with an investment in this Offering, you’ll then have to follow and complete the procedures for subscribing, which also include payment instructions, as set forth on Exhibit A of the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the Registration Statement as effective.

We anticipate that we may hold one or more closings for purchases of the USA Real Estate Bonds until the offering is fully subscribed or we terminate the Offering. Participating broker-dealers will submit a subscriber’s form(s) of payment generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering Amount, or (ii) the Termination Date. Funds will be promptly refunded without interest, for sales that are not consummated.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the USA Real Estate Bonds subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

EXHIBIT B

FORM OF 7% USA REAL ESTATE BOND

EXHIBIT C

FORM OF 8% USA REAL ESTATE BOND

EXHIBIT D

 FORM OF 10% USA REAL ESTATE BOND

EXHIBIT E

 FORM OF 12% USA REAL ESTATE BOND

USA Opportunity Income One, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Company Signature Page

(This countersigned Signature Page will be returned to Subscriber when and if a subscription has been accepted)

ACCEPTED AND AGREED TO:

USA Opportunity Income One, Inc.

By:
Name:
Title:

USA Opportunity Income One, Inc.

Attn: ______________

Email Address: ______________

Mailing Address: 404 Ave Constitucion # 208

San Juan, Puerto Rico 00901

Phone number: (800) 305-5310

USA Opportunity Income One, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

INDIVIDUALS

IN WITNESS WHEREOF, Investor or its duly authorized representative has executed and delivered this Subscription Agreement and acknowledges that all of the information below is true and correct.

Amount of 7% USA Real Estate Bonds:	$
Amount of 8% USA Real Estate Bonds:
Amount of 10% USA Real Estate Bonds:
Amount of 12% USA Real Estate Bonds:	$

Dated:	____________, 2025.
Signature(s):	__________________________________
Name(s) (Please Print):	__________________________________
Signature(s):	__________________________________
Name(s) (Please Print):	__________________________________
Residence Address:	__________________________________
__________________________________
__________________________________
Phone Number:	(______) _______-_________________
Cellular Number:	(______) _______-_________________
Social Security Number(s):	__________________________________
Social Security Number(s):	__________________________________
Email address:	________________@__________________________

USA Opportunity Income One, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, Investor or its duly authorized representative has executed and delivered this Subscription Agreement and acknowledges that all of the information below is true and correct.

Amount of 7% USA Real Estate Bonds:	$
Amount of 8% USA Real Estate Bonds:
Amount of 10% USA Real Estate Bonds:
Amount of 12% USA Real Estate Bonds:	$

Dated: ____________, 2025.
Name of Purchaser (Please Print):	____________________________________

By:	____________________________________

Name (Please Print):	________________________

Title:	____________________________________

Address:	____________________________________

____________________________________
____________________________________
___________________________________
Phone Number:	(______) _______-___________
Cellular Number:	(______) _______-___________
Taxpayer ID Number:	____________________________________
Email address:	________________@__________________________